Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-146214 and 333-220553 on Form S-8, of our report dated March 14, 2019 on our audits of the consolidated financial statements of Sierra Bancorp and Subsidiary appearing in this Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

March 12, 2020